Exhibit 4.4
Wells Fargo Bank, National Association, as indenture trustee under the Indenture referred to below
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN 55479
Attn: Corporate Trust Services / Asset-Backed Administration
          Santander Drive Auto Receivables Trust 2007-2
Tel: 612-667-8058
Fax: 612-667-3464
IRREVOCABLE LETTER OF CREDIT
September 5, 2007
No. S027739
     Ladies and Gentlemen:
     The undersigned (the “Letter of Credit Issuer”) hereby establishes in your favor, as indenture trustee (the “Indenture Trustee”), under the Indenture, dated as of September 5, 2007 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Indenture”), between Santander Drive Auto Receivables Trust 2007-2, a Delaware statutory trust, as issuer (the “Issuer”) and the Indenture Trustee, this Irrevocable Letter of Credit No. S027739, in the amount set forth on Schedule A hereto (such amount, or as the same may be increased or reduced as provided herein, the “Letter of Credit Amount”), effective immediately and expiring at the close of business on September 3, 2008 (the “Letter of Credit Expiration Date”), at our office at 45 East 53rd Street., New York, New York, 10022, Attention Magda Mesegue, Telephone (212) 350-3671, Telecopier (212) 350-0630 (such office or any other office which may be designated by the Letter of Credit Issuer by written notice delivered to you, being the “Letter of Credit Issuer’s Office”).
     If so authorized by the Indenture Trustee, acting at the direction of the Servicer pursuant to Section 4.3(d) of the Sale and Servicing Agreement, dated as of September 5, 2007 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Sale and Servicing Agreement”), among the Issuer, Santander Drive Auto Receivables LLC, as seller, Santander Consumer USA Inc., as servicer and the Indenture Trustee (with respect to decreases) or by the Seller pursuant to Section 4.3(g) of the Sale and Servicing Agreement (with respect to increases), and agreed to by the Letter of Credit Issuer, the Letter of Credit Amount may be increased or decreased from time to time by the Letter of Credit Issuer delivering a revised Schedule A to the Indenture Trustee. The amount set forth in such revised Schedule A shall thereafter, upon the acknowledgement of such revised Schedule A by the Indenture Trustee by its signature thereto, in accordance with Section 4.3(d) or 4.3(g), as applicable, of the Sale and Servicing Agreement and otherwise subject to the terms hereof, be the Letter of Credit Amount.

     As used in this Letter of Credit and unless the context requires a different meaning, capitalized terms defined in the text hereof shall have their defined meanings when used herein, and capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or in the Sale and Servicing Agreement, as the case may be.
     In accordance with the terms and conditions contained herein and subject to the reductions in amount as hereinafter set forth, the Letter of Credit Issuer irrevocably authorizes you to draw:
     (i) in one or more drawings by one or more of your drafts, each drawn on the Letter of Credit Issuer, payable at sight on any day other than a Saturday, Sunday or other day on which banks are authorized by law to close in The City of New York (each a “Business Day”), and accompanied by your written and completed certificate signed by you in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being your “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Letter of Credit Amount as in effect on such Business Day; and
     (ii) in a single drawing by your draft, drawn on the Letter of Credit Issuer, payable at sight on any Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex B attached hereto (such draft accompanied by such certificate being your “Termination Demand”), an amount equal to the face amount of such draft but not exceeding the Letter of Credit Amount as in effect on such Business Day.
     Upon the Letter of Credit Issuer honoring any Credit Demand presented by you to it hereunder, the Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand. In addition to the foregoing reduction, upon the Letter of Credit Issuer honoring any Termination Demand presented by you to it hereunder, the amount available to be drawn under this Letter of Credit shall automatically be reduced to zero and this Letter of Credit shall be terminated.
     Each Credit Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Letter of Credit Issuer at the Letter of Credit Issuer’s Office. If the Letter of Credit Issuer receives any Credit Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 12:00 noon (New York City time) on a Business Day prior to the termination hereof, the Letter of Credit Issuer will make such funds available to you on the same day in accordance with your payment instructions. If the Letter of Credit Issuer receives any Credit Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 noon (New York City time) on a Business Day prior to the termination hereof, the Letter of Credit Issuer will make the funds available to you on the next succeeding Business Day in accordance with your payment instructions. If you so request the Letter of Credit Issuer, payment under this Letter of Credit may be made by wire transfer of immediately available funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account.

2

     Presentation of drawings may be made by a telecopy transmission of the documents described in paragraph (i) or (ii) above, as applicable, to telecopier no. (212) 350-0630, with transmission confirmed by call to telephone no. (212) 350-3671 or such other telecopier and telephone numbers that we hereafter designate by written notice delivered to you.
     Upon the earliest of (i) the date on which the Letter of Credit Issuer honors your Termination Demand presented hereunder to the extent of the Letter of Credit Amount as in effect on such date, (ii) the date on which the Letter of Credit Issuer receives written notice from you that an alternate letter of credit or other credit facility has been substituted for this Letter of Credit or that the Reserve Account has been fully funded in cash, (iii) the date on which the Letter of Credit Issuer receives written notice from you that there are no longer any Notes outstanding and no amounts are owed to the Insurer and (iv) the Letter of Credit Expiration Date, this Letter of Credit shall automatically terminate and you shall surrender this Letter of Credit to the undersigned Letter of Credit Issuer on such day.
     This Letter of Credit is transferable in its entirety to any transferee who you certify to the Letter of Credit Issuer has succeeded you as Indenture Trustee under the Indenture, and may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to the Letter of Credit Issuer of this Letter of Credit accompanied by a certificate in substantially the form of Annex C attached hereto. Upon such presentation, the Letter of Credit Issuer shall forthwith transfer this Letter of Credit to your transferee.
     This Letter of Credit sets forth in full the undertaking of the Letter of Credit Issuer, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.
     This Letter of Credit is subject to the International Standby Practices ISP98, ICC Publication No. 590 (the “Uniform Customs”), which is incorporated into the text of this Letter of Credit by reference, and shall be governed by the laws of the State of New York including the Uniform Commercial Code as in effect in the State of New York as to matters not covered by the Uniform Customs. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to the Letter of Credit Issuer at the Letter of Credit Issuer’s Office, specifically referring to the number of this Letter of Credit.

Very truly yours, BANCO SANTANDER, S.A., ACTING THROUGH ITS NEW YORK BRANCH
By:	/s/ Rodolfo E. Icasa
	Name:	Rodolfo E. Icasa
	Title:	General Manager & Chief Operating Officer

By:	/s/ Miguel Gonzalo
	Name:	Miguel Gonzalo
	Title:	Vice-President

3

Schedule A
Letter of Credit No. S027739

Effective Date	Letter of Credit Amount

September 5, 2007	$60,000,000

BANCO SANTANDER, S.A., ACTING THROUGH ITS NEW YORK BRANCH, as Letter of Credit Issuer
By:	/s/ Rodolfo E. Icaza
	Name:	Rodolfo E. Icaza
	Title:	General Manager & Chief Operating Officer

By:	/s/ Miguel Gonzalo
	Name:	Miguel Gonzalo
	Title:	Vice-President

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

SA-1

Annex A
CERTIFICATE OF CREDIT DEMAND
     This Certificate of Credit Demand (this “Certificate”) is presented under the Irrevocable Letter of Credit No. S027739 (the “Letter of Credit”) issued by the Letter of Credit Issuer in favor of the Indenture Trustee. Capitalized terms used in this Certificate without definition shall have the respective meanings referenced or given to such terms in the Letter of Credit or in the Sale and Servicing Agreement, dated as of September 5, 2007, among Santander Drive Auto Receivables Trust 2007-2, as issuer, Santander Drive Auto Receivables LLC, as seller, Santander Consumer USA Inc., as servicer, the Indenture Trustee.
     The undersigned, a duly authorized officer of the Indenture Trustee, hereby certifies to the Letter of Credit Issuer as follows:
     1. The Indenture Trustee is the Indenture Trustee under the Indenture.
     [[IF DRAWN PURSUANT TO THE LAST SENTENCE OF SECTION 4.3(b) OF THE SALE AND SERVICING AGREEMENT:]
     2. As of the date of this certificate, there exists a Trigger Event.
     3. The Insurer has instructed the Indenture Trustee to make, and the Indenture Trustee is making, a drawing under the Letter of Credit as required by the Indenture for an amount equal to the lesser of (a) the excess, if any, of (i) the sum of, without duplication, (A) the Note Balance of the Class A Notes plus accrued interest thereon and (B) an amount equal to the deficiency of the amounts on deposit in the Collection Account over the payments described in clause (i) of Section 4.3(b) of the Sale and Servicing Agreement required to be made on the ___________ ___, 20___ Payment Date (without giving effect to the LOC Credit Disbursement (as defined below)) over (ii) the amount of cash, if any, on deposit in the Reserve Account and (b) the Letter of Credit Amount as in effect on the date of this certificate (such lesser amount being the “LOC Credit Disbursement”).]
     [[IF DRAWN PURSUANT TO SECTION 4.3(b) (OTHER THAN THE LAST SENTENCE THEREOF) OF THE SALE AND SERVICING AGREEMENT:]
     2. As of the date of this certificate there are insufficient funds on deposit in the Collection Account and the Reserve Account to make any of the applicable payments described in clauses (i), (ii) and/or (iii) of Section 4.3(b) (other than the last sentence thereof) of the Sale and Servicing Agreement (collectively, as applicable, the “Required Payments”) on the ____________ ___, 20___ Payment Date (without giving effect to the LOC Credit Disbursement (as defined below));
     3. (a) The Indenture Trustee is making a drawing under the Letter of Credit as required by the Indenture for an amount equal to the lesser of (i) the excess of the Required Payments over the amount of cash on deposit in the Reserve Account and (ii) the Letter of Credit Amount as in effect on the date of this certificate (such lesser amount being the “LOC Credit Disbursement”) and (b) Available Funds (without taking into account the LOC Credit

Disbursement) are otherwise insufficient to make the Required Payments on such Payment Date.]
     4. The amount of the draft accompanying this certificate is $________ which is equal to the LOC Credit Disbursement. The LOC Credit Disbursement does not exceed the amount that is available to be drawn by the Indenture Trustee under the Letter of Credit on the date of this certificate.
     5. The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions]
     6. The Indenture Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Letter of Credit Issuer honoring the draft accompanying this certificate, the Letter of Credit Amount shall be automatically decreased by an amount equal to such draft, regardless of whether a revised Schedule A has been delivered to the Indenture Trustee.

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this certificate on this ____ day of ___________ 20__.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:
Name:
Title:

Annex B
CERTIFICATE OF TERMINATION DEMAND
     This Certificate of Termination Demand (this “Certificate”) is presented under the Irrevocable Letter of Credit No. S027739 (the “Letter of Credit”) issued by the Letter of Credit Issuer in favor of the Indenture Trustee. Capitalized terms used in this Certificate without definition shall have the respective meanings referenced or given to such terms in the Letter of Credit.
     The undersigned, a duly authorized officer of the Indenture Trustee, hereby certifies to the Letter of Credit Issuer as follows:
     1. The Indenture Trustee is the Indenture Trustee under the Indenture.
     2. Pursuant to Section 4.5 of the Sale and Servicing Agreement, the Indenture Trustee is making a drawing in the amount of the Letter of Credit Amount as in effect on the date of this certificate (such amount being the “LOC Termination Disbursement”).
     3. The amount of the draft accompanying this certificate is $________ which is equal to the LOC Termination Disbursement. The LOC Termination Disbursement does not exceed the Letter of Credit Amount on the date of this Certificate.
     4. The amount of the draft shall be delivered pursuant to the following instructions:
[Insert Payment Instructions]
     Upon receipt by the Indenture Trustee of such amount, the Indenture Trustee shall deposit such amount into the Reserve Account in accordance with the terms of Section 4.5 of the Sale and Servicing Agreement.
     5. The Indenture Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Letter of Credit Issuer honoring the draft accompanying this certificate, the Letter of Credit Amount shall be automatically reduced to zero and the Letter of Credit shall terminate and be returned to the Letter of Credit Issuer.

B-1

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this certificate on this ____ day of __________ 20__.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:
Name:
Title:

B-2

Annex C
INSTRUCTION TO TRANSFER
__________, ___ 20___
Banco Santander, S.A.,
   acting through its New York Branch
45 East 53rd Street
New York, New York 10022
Attention: Magda Mesegue
Re: Irrevocable Letter of Credit No. S027739
Ladies and Gentlemen:
For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Address]
all rights of the undersigned beneficiary to draw under the above-captioned Irrevocable Letter of Credit (the “Letter of Credit”) issued by the Letter of Credit Issuer named therein in favor of the undersigned. The transferee has succeeded the undersigned as Indenture Trustee under the Indenture.
     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.
     Capitalized terms used in this Instruction to Transfer without definition shall have the respective meanings referenced or given to such terms in the Letter of Credit.

C-1

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this certificate on this ____ day of __________ 20__.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:
Name:
Title:

C-2